EXHIBIT 23(a) - INDEPENDENT AUDITORS' CONSENT

Consent of Independent Registered Public Accounting Firm

The Board of Directors
National Western Life Insurance Company

We consent to the incorporation by reference in the registration statement (No. 333-38549) on Form S-8 of National Western Life Insurance Company of our report dated April 27, 2005, with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, which report appears in the December 31, 2004, annual report on Form 10-K/A of National Western Life Insurance Company.

KPMG LLP
Austin, Texas
April 27, 2005